UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2014

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed to include the missing signature of the Company's Chief Executive Officer on the Form 8-K as filed on July 25th, 2014. No additional changes to the Form 8-K and the exhibit thereto as originally filed have been made.

Item 2.    02    Results of Operation and Financial Condition.

On July 25, 2014, Provident Financial Services, Inc. (the “Company”) issued a news release announcing its financial results for the three months and six months ended June 30, 2014. A copy of the news release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01    Regulation FD Disclosure.

On July 25, 2014, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on August 29, 2014 to stockholders of record on August 15, 2014.

This announcement was included as part of the news release announcing financial results for the three months and six months ended June 30, 2014 issued by the Company on July 25, 2014 and attached as Exhibit 99.1 to this report. A copy of the news release is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.        Description

99.1	News release issued by the Company on July 25, 2014 announcing its financial results for the three months and six months ended June 30, 2014 and the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: July 25, 2014	By/s/ Christopher Martin:
Christopher Martin
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit        Description

99.1	News release issued by the Company on July 25, 2014 announcing its financial results for the three months and six months ended June 30, 2014 and the declaration of a quarterly cash dividend.